Exhibit 3.53

184531

APPROVED

CERTIFICATE

OF

AMENDED ARTICLES OF INCORPORATION

OF

DALTON-DALTON-NEWPORT INC

Richard T. Newport, President, and Sheldon S. Mann, Secretary, of Dalton-Dalton-Newport Inc, with its principal office located at Cleveland, Cuyahoga County, Ohio, do hereby certify that a meeting of the holders of the shares of said corporation entitling them to vote for the proposal to adopt the Amended Articles, as contained in the following resolution, was duly called and held on the 21st day of January, 1981, at which meeting a quorum of such shareholders in each class thereof was present in person or by proxy, and that by affirmative vote of the holders of shares entitled under the Articles to exercise two-thirds (2/3) of the voting power of the corporation on such proposal, and in addition thereto by the affirmative vote of the holders of two-thirds (2/3) of each class of shares entitled to vote thereon, the following resolution was adopted:

1

87-550

AMENDED ARTICLES OF INCORPORATION

OF

DALTON-DALTON-NEWPORT INC

ARTICLE ONE

NAME

DALTON-DALTON-NEWPORT INC is the name of the corporation.

ARTICLE TWO

PRINCIPAL OFFICE

The place in the State of Ohio where its principal office is located is the City of Shaker Heights, in Cuyahoga County.

ARTICLE THREE

PURPOSE

2

ARTICLE FOUR

SHARE STRUCTURE

A. Number of Shares

The aggregate number of shares which the corporation is authorized to issue is one hundred fifty thousand (150,000) shares, divided into three classes. The first class consists of fifteen thousand (15,000) shares of Preferred Stock without par value. The second class consists of ninety-five thousand (95,000) shares of Class I Common Stock without par value. The third class consists of forty thousand (40,000) shares of Class II Common Stock without par value.

B. Preferred Stock

1. Voting Rights. Except as may be otherwise required by law, the holders of Preferred Stock shall not be entitled to vote at meetings of the shareholders of the corporation, nor to receive notice of such meetings.

2. Liquidation Rights. The corporation shall maintain Stated Value accounts for all classes and series of stock for purposes of determining the rights of all stock upon liquidation of the corporation. Upon the issuance of any Preferred Stock, the Board of Directors ("Directors") shall assign a Stated Value to such Preferred Stock which shall be equal to the fair value of the consideration received therefor, as determined by the Directors in good faith, and in their sole and absolute discretion.

From time to time, but not less often than annually, the Directors shall adjust the Stated Value of the Preferred Stock by allocating to all outstanding shares of said stock a percentage ("Participation Percentage") of the increase or decrease in the fair value of the corporation, as determined in the sole and absolute discretion of the Directors, since

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6870-352

the prior date of adjustment. The Participation Percentage shall be that percentage which is assigned by the Directors to all of the shares of Preferred Stock which are initially issued by the corporation, adjusted thereafter for all increases or decreases in the number of outstanding shares of Preferred Stock. Any such adjustment in Participation Percentage shall be made in that proportion which the increase or decrease in number of outstanding shares of Preferred Stock bears to the number of shares of Preferred Stock which are initially issued. The Participation Percentage shall be rounded to the nearest one-hundredth of one percent (0.01%).

Example: Suppose that 5,000 shares of Preferred Stock are initially issued, and that the Directors assign a Participation Percentage of 7% to the shares. One year later, the corporation redeems 2,000 shares of Preferred Stock. Thereafter, the Participation Percentage of the 3,000 shares of Preferred Stock outstanding is 4.2% (being 3,000 ÷ 5,000 multiplied by 7%). Assume further that one year after the redemption the corporation issues 1,250 shares of Preferred Stock. The Participation Percentage of the 4,250 shares of Preferred stock would then be 5.95% (being 4,250 ÷ 5,000 multiplied by 7%).

The Stated Value initially assigned to the Preferred Stock, and any adjustments thereto as herein described, shall be set forth in a written resolution, duly adopted by the Directors.

In the event of a liquidation of the corporation, the holders of Preferred Stock shall be entitled to receive the Stated Value of such shares (determined as of the date of the final liquidating distribution) before any payment to the holders of Class I Common Stock or Class II Common Stock. In the event that the liquidation proceeds exceed the aggregate sum of the Stated Values of all outstanding classes of shares of the corporation, the holders of Preferred Stock shall be entitled to receive that portion of the excess multiplied by the Participation Percentage of the Preferred Stock.

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033

3. Redemption. The corporation, at the option of the Directors, may redeem the whole, or from time to time may redeem any part, of the Preferred Stock by paying in cash therefor the most recently determined Stated Value. In the event of a redemption of less than all of the outstanding shares of Preferred Stock, the shares to be redeemed may be selected by lot, or pro rata from each holder, or from one or more holders selected by the Directors, or in any other method determined by the Directors. At least 30 days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Preferred Stock to be redeemed, such notice to be addressed to each such shareholder at his/her post office address as shown by the records of the corporation. On or after the date fixed for redemption and stated in such notice, each holder of Preferred Stock called for redemption shall surrender his certificate evidencing such shares to the corporation at the place designated in such notice, and shall thereupon be entitled to receive payment of the redemption price. In case less than all the shares represented by any such surrendered certificate are redeemed, a new certificate shall be issued representing the unredeemed shares. If such notice of redemption shall have been duly given, and if on the date fixed for redemption funds necessary for the redemption shall be available therefor, then notwithstanding that the certificates evidencing any Preferred Stock so called for redemption shall not have been surrendered, all rights with respect to the shares so called for redemption shall forthwith after such date cease and terminate, except only the right of the holders to receive the redemption price thereof without interest upon surrender of their certificates therefor.

C. Class I Common Stock

1. Issued in Series. The Class I Common Stock shall be issued from time to time, in one or more series, determined by the Directors, each series to be designated in consecutive alphabetical order. The first of such series shall be designated "Series A". The Directors may issue additional shares of the most recently issued series without assigning a new series to such subsequent issuance.

All shares of each series of Class I Common Stock shall be alike in every particular without distinction between the

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[illegible]-559

shares of different series thereof, except only in regard to the Stated Value and Participation Percentage of a series which may be different in different series.

2. Voting Rights. Except as may be otherwise required by law, the Class I Common Stock shall not be entitled to vote at meetings of the shareholders of the corporation, nor to receive notice of such meetings.

3. Liquidation Rights. The corporation shall maintain Stated Value accounts for all classes and series of shares for purposes of determining the rights of all shares upon liquidation of the corporation. Upon the initial issuance of a particular series of Class I Common Stock, the Directors shall assign a Stated Value to such series which shall be equal to the fair value of the consideration received therefor, as determined by the Directors in good faith, and in their sole and absolute discretion.

From time to time, but not less often than annually, the Directors shall adjust the Stated Value of each series of Class I Common Stock by allocating to each series its respective Participation Percentage of the increase or decrease in the fair value of the corporation, as determined in the sole and absolute discretion of the Directors, since the prior date of adjustment. The Participation Percentage of any particular series shall be that percentage which is assigned by the Directors to all of the shares of a series of Class I Common Stock which are initially issued by the corporation, adjusted thereafter for all increases or decreases in the number of outstanding shares of such series. Any adjustment in Participation Percentage shall be made in that proportion which the increase or decrease in number of outstanding shares of a series of Class I Common Stock bears to the number of shares of such series which are initially issued.

The Stated Value initially assigned to a series of Class I Common Stock, and any adjustments thereto as herein described, shall be set forth in a written resolution, duly adopted by the Directors.

In the event of a liquidation of the corporation, the holders of Class I Common Stock shall be entitled to receive the Stated Value of such shares (determined as of the date

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of the final liquidating distribution) after payment to the holders of Preferred Stock of the Stated Value of such Preferred Stock.

In the event that the remaining liquidation proceeds after payment to holders of Preferred Stock is less than the aggregate sum of the Stated Values of all outstanding Class I Common Stock and Class II Common Stock, then such deficiency shall be charged ratably between the Class II Common Stock and Class I Common Stock according to the respective Participation Percentage of each class or series. In the event that the liquidation proceeds exceed the aggregate sum of the Stated Values of all outstanding classes of shares of the corporation, the holders of each series of Class I Common Stock shall be entitled to receive that portion of the excess multiplied by the Participation Percentage of such series of Class I Common Stock.

D. Class II Common Stock

1. Voting Rights. Except as otherwise provided by the laws of the State of Ohio, the holders of Class II Common Stock shall exclusively possess all of the voting power of the corporation.

2. Liquidation Rights. The corporation shall maintain Stated Value accounts for all classes and series of shares for purposes of determining the rights of all shares upon liquidation of the corporation. Upon the issuance of any Class II Common Stock, the Directors shall assign a Stated Value to such Class II Common Stock which shall be equal to the fair value of the consideration received therefor, as determined by the Directors in good faith, and in their sole and absolute discretion.

From time to time, but not less often than annually, the Directors shall adjust the Stated Value of the Class II Common Stock by allocating to said class of shares its Participation Percentage of the increase or decrease in the fair value of the corporation, as determined in the sole and absolute discretion of the Directors, since the prior date of adjustment. The Participation Percentage shall be equal to the percentage not specifically assigned to any other class or series of shares.

The Stated Value initially assigned to the Class II Common Stock, and any adjustments thereto as herein described, shall be set forth in a written resolution, duly adopted by the Directors.

In the event of a liquidation of the corporation, the holders of Class II Common Stock shall be entitled to receive the Stated Value of such shares (determined as of the date of the final liquidating distribution) after payment to the holders of Preferred Stock of the Stated Value of such Preferred Stock.

In the event that the remaining liquidation proceeds after payment to holders of Preferred Stock is less than the aggregate sum of the Stated Values of all outstanding Class II Common Stock and Class I Common Stock, then such deficiency shall be charged ratably between the Class II Common Stock and Class I Common Stock according to the respective Participation Percentage of each class or series. In the event that the liquidation proceeds exceed the aggregate sum of the Stated Values of all outstanding classes of shares of the corporation, the holders of Class II Common Stock shall be entitled to receive that portion of the excess multiplied by the Participation Percentage of the Class II Common Stock.

3. Exchange for Class I Common Stock. The corporation, at the option of the Directors, may require the exchange of the whole, or any part, of the outstanding Class II Common Stock for an appropriate number of shares of Class I Common Stock of the latest series or of a new series. The exchange rate shall be based upon the respective Stated Values of the shares so exchanged, as of the most recent determination date of Stated Value. The Directors, in their discretion, may make a new determination of Stated Value with respect to, or incident to, an exchange hereunder. In the event the Directors require an exchange of less than all of the outstanding shares of Class II Common Stock, the shares to be exchanged may be selected by lot, or pro rata, from each holder, or from one or more holders selected by the Directors, or in any other method determined by the Directors.

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At least thirty (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the Class II Common Stock to be surrendered, such notice to be addressed to each such shareholder at his post office address as shown by the records of the corporation. On or after the date fixed for the exchange and stated in such notice, each holder of Class II Common Stock called for such exchange shall surrender his certificate evidencing such shares to the corporation at the place designated in such notice, and shall thereupon be entitled to receive a certificate for the appropriate number of Class I Common Stock. If the respective Stated Values of the shares to be exchanged have not been determined at the time a holder of Class II Common Shares surrenders his certificate and the number of shares of Class I Common Stock to which such holder is entitled cannot be ascertained, the corporation shall issue to such holder a receipt for his Class II Common Stock so surrendered. Upon the determination of the respective Stated Values and the proper number of shares of Class I Common Stock to be exchanged for the surrendered Class II Common Stock, the corporation shall issue to each holder who previously surrendered Class II Common Stock a certificate for the proper number of shares of Class I Common Stock. If the proper number of shares of Class I Common Stock results in a fractional share, the corporation may pay the Stated Value of such fractional share in cash in lieu of issuing the fractional share.

If a notice of exchange is duly given, then notwithstanding that the certificates evidencing any Class II Common Stock so called for exchange shall not have been surrendered, all rights with respect to the shares so called for exchange shall forthwith after such date cease and terminate, except only the right of holders to receive a certificate for the appropriate number of shares of Class I Common Stock upon surrender of their certificate for Class II Common Stock.

E. Dividends

The Directors may, in their sole and absolute discretion, declare and pay dividends on any class or series of shares without paying any dividend, or equal dividends, to any other class or series. Any such dividend shall be

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charged to the class or series with respect to which it is paid in determining the Stated Value of that class or series.

F. Retirement and Reissue

Shares of any class that are acquired by the corporation shall be deemed to be retired without any further action by the Directors, and returned to the status of authorized and unissued shares of that class.

ARTICLE FIVE

PREEMPTIVE RIGHTS

No holder of shares of the corporation shall have any preemptive right to subscribe for or to purchase any shares of any class or series of the corporation, whether such shares or such class or series be now or hereafter authorized.

ARTICLE SIX

REPURCHASE OF SHARES

The corporation shall have the right and power to repurchase any of its outstanding shares by authorization of its Directors, without any requirement to obtain the consent or approval of any class or series of its outstanding stock.

ARTICLE SEVEN

CAPITAL

The amount of capital with which the corporation will begin business will be not less than Five Hundred Dollars ($500).

IN WITNESS WHEREOF, said Richard T. Newport, President, and Sheldon S. Mann, Secretary, of Dalton-Dalton-Newport

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EST-0559

DALTON-DALTON-NEWPORT INC

By: Richard L. Newport, President

And: Sheldon S. Cohen, Secretary

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F0652-0381

CERTIFICATE OF AMENDMENT

TO ARTICLES OF

DALTON • DALTON • NEWPORT INC

William Roy Laubscher, President, and Sheldon S. Mann, Secretary, of Dalton • Dalton • Newport Inc, an Ohio corporation, with its principle office located at Cleveland, Ohio, do hereby certify that a writing signed by the sole shareholder of said corporation for the purpose of amending the Articles of Incorporation thereof, as contained in the following resolution, was duly executed on the 16th day of April, 1985:

RESOLVED, that the Articles of Incorporation of the Corporation are hereby amended to provide that the name of the Corporation be changed to URS Dalton Inc.

IN WITNESS WHEREOF, said William Roy Laubscher, President, and Sheldon S. Mann, Secretary, of Dalton • Dalton • Newport Inc, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 16th day of April, 1985.

By:
William Roy Laubscher, President

By:
Sheldon S. Mann, Secretary

Doc ID —> G066_1470

CERTIFICATE OF AMENDMENT

TO ARTICLES OF

URS DALTON INC

William Roy Laubscher, President, and Joseph Masters, Secretary, of URS Dalton Inc, an Ohio corporation, with its principle office located at Shaker Hts. Ohio, do hereby certify that a writing signed by the sole shareholder of said corporation for the purpose of amending the Articles of Incorporation thereof, as contained in the following resolution, was duly executed on the 19th day of December, 1986:

RESOLVED, that the Articles of Incorporation of the Corporation are hereby amended to provide that the name of the Corporation be changed to “URS Company, Inc.”.

IN WITNESS WHEREOF, said William Roy Laubscher, President, and Joseph Masters, Secretary, of URS Dalton Inc, acting for and on behalf of said corporation, have hereunto subscribed their names and caused the seal of said corporation to be hereunto affixed this 22nd day of December, 1986. *formerly Cleveland, Cuyahoga Co.

By:
William Roy Laubscher, President

By:
Joseph Masters, Secretary
Seal

Doc ID —> G527_0385

CERTIFICATE OF AMENDMENT OF

ARTICLES OF INCORPORATION OF

URS COMPANY, INC.

Thomas R. Webb, President, and Donald T. Parent, Secretary, of URS Company, Inc., an Ohio corporation, with its principal office located at Shaker Hts., Ohio, do hereby certify that a writing signed by the sole shareholder of the Corporation for the purpose of amending the Articles of Incorporation thereof, as contained in the following resolution, was duly executed on the 1st day of November, 1988.

RESOLVED, that the Articles of Incorporation of the Corporation are hereby amended to provide that the name of the Corporation be changed to “URS Consultants, Inc. - Ohio.”

IN WITNESS HEREOF, said Thomas R. Webb, President, and Donald T. Parent, Secretary, of URS Company, Inc., acting for and on behalf of the Corporation, have hereunto subscribed their names this 30th day of November, 1988. There is no corporate seal.

Thomas R. Webb, President

Donald T. Parent, Secretary

Doc ID —> 5622_0912

Prescribed by	05622-0914	Charter No. 184531
808 TAFT, Secretary of State		Approved CR
30 East Broad Street, 14th Floor		Date 9-23-96
Columbus, Ohio 43266-0418		Fee 35 —
96092435901

CERTIFICATE OF AMENDMENT

BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

URS Consultants, Inc. – Ohio

(Name of Corporation)

Joseph Masters	, who is:

☐ Chairman of the Board ☐ President ☒ Vice President (Please check one.)

and	Carol Brummerstedt	, who is:
☐ Secretary ☒ Assistant Secretary (Please check one.)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☒	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted: “The name of the corporation is hereby amended to read as follows: URS Greiner, Inc. – Ohio”

IN WITNESS WHEREOF, the above named officers, acting for and on the behalf of the corporation, have hereto subscribed their names this 18th day of September, 1996.

By		By
	(Chairman, President, Vice President		(Secretary, Assistant Secretary)
	Joseph Masters, Vice President		Carol Brummerstedt, Assistant Secretary
NOTE: OHIO LAW DOES NOT PERMIT ONE OFFICER TO SIGN IN TWO CAPACITIES. TWO SEPARATE SIGNATURES ARE REQUIRED, EVEN IF THIS NECESSITATES THE ELECTION OF A SECOND OFFICER BEFORE THE FILING CAN BE MADE.

SHARE

Doc ID —> 199826600293

Prescribed by	Charter No.
808 TAFT, Secretary of State	Approved
30 East Broad Street, 14th Floor	Date
Columbus, Ohio 43266-0418	Fee

CERTIFICATE OF AMENDMENT

BY SHAREHOLDERS TO THE ARTICLES OF INCORPORATION OF

URS GREINER, INC.–OHIO

(Name of Corporation)

CYNTHIA JORGENSEN	, who is:

☐ Chairman of the Board ☐ President ☒ Vice President (Please check one.)

and	CAROL BRUMMERSTEDT	, who is:
☐ Secretary ☒ Assistant Secretary (Please check one.)

of the above named Ohio corporation organized for profit does hereby certify that: (Please check the appropriate box and complete the appropriate statements.)

☐	a meeting of the shareholders was duly called for the purpose of adopting this amendment and held on , 19 at which meeting a quorum of the shareholders was present in person or by proxy, and by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☒	in a writing signed by all of the shareholders who would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

THE NAME OF THE CORPORATION IS:
“URS GREINER WOODWARD-CLYDE, INC.–OHIO

IN WITNESS WHEREOF, the above named officers, acting for and on behalf of the corporation, have hereunto subscribed their names this 18th day of August, 1998.

BY:
(Chairman, President or Vice President)
Cynthia Jorgensen, Vice President

BY:
(Secretary or Assistant Secretary)
Carol Brummerstedt, Asst. Secretary

Doc ID —> 200010400568

Prescribed by J. Kenneth Blackwell	Expedite this form ☒Yes
Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)

CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION

of

URS GREINER WOODWARD-CLYDE, INC. - OHIO

(Name of Corporation)

                    184531

(charter number)

Joseph Masters, who is the Vice President of the above named Ohio corporation for profit, does hereby certify that:

☐	a meeting of the shareholders was duly called and held on , at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise % of the voting power of the corporation.

☒	in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto.

AMENDED ARTICLES OF INCORPORATION

FIRST:	The name of the corporation is: URS CORPORATION - OHIO

SECOND:	The place in the State of Ohio where its principal office is located is in the City of Cleveland, Cuyahoga County.

THIRD:	The purposes of the corporation are as follows:
engineering consulting services

Doc ID —> 200010400568

J. Kenneth Blackwell

Secretary of State

FOURTH:	The number of shares which the corporation is authorized to have outstanding is: 22,411.4

FIFTH:	These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto
subscribed	his	name on	Ap. 7, 2000
	(gender)		(date)

By:
Title:	Joseph Masters, Vice President

Doc ID —> 200010400568

Prescribed by J. Kenneth Blackwell

Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:

Central Ohio: (614)-466-3910     Toll Free: 1-877-SOS-FILE (1-877-767-3453)

☐	UNIFORM COMMERCIAL CODE FILINGS

☒	CORPORATE FILINGS

CORPORATIONS ONLY
☒	EXPEDITE SERVICE

CORRESPONDENCE

PLEASE RETURN THE ATTACHED DOCUMENTS TO:

DIAMOND ACCESS
NAME OF YOUR FIRM OR COMPANY

LISA VAIDO
ATTN

16 EAST BROAD STREET SUITE 600
STREET ADDRESS

COLUMBUS	OHIO	43215
CITY	STATE	ZIP

621-0063
TELEPHONE

UCC ONLY
☐ MAIL ☐ PICK UP
IF NOT CHECKED, IT WILL BE MAILED

183-CSP		Version: May 1, 1999

Doc ID —> 200302800208

Prescribed by J. Kenneth Blackwell Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Expedite this Form: (Select One)
PO Box 1390 ● Yes Columbus, OH 43216 *** Requires an additional fee of $100 ***
PO Box 1329 ¡ No Columbus, OH 43216

www.state.oh.us/sos e-mail: busserv@sos.state.oh.us

CERTIFICATE OF MERGER

(For Domestic or Foreign, Profit or Non-Profit)

Filing Fee $125.00

(154-MER)

In accordance with the requirements of Ohio law, the undersigned corporations, banks, savings banks, savings and loan, limited liability companies, limited partnerships and/or partnerships with limited liability, desiring to effect a merger, set forth the following facts:

I. SURVIVING ENTITY

A.	The name of the entity surviving the merger is:

URS Corporation - Ohio

B.	Name Change: As a result of this merger, the name of the surviving entity has been changed to the following:

(Complete only if name of surviving entity is changing through the merger)

C.	The surviving entity is a; (Please check the appropriate box and fill in the appropriate blanks)

	☒	Domestic (Ohio) For-Profit Corporation, charter number 184531

	☐	Domestic (Ohio) Non-Profit Corporation, charter number

	☐	Foreign (Non-Ohio) Corporation incorporated under the laws of the state/country of and licensed to transact business in the State of Ohio under license number

	☐	Foreign (Non-Ohio) Corporation incorporated under the laws of the state/country of and NOT licensed to transact business in the state of Ohio.

	☐	Domestic (Ohio) Limited Liability Company, with registration number

	☐	Foreign (Non-Ohio) Limited Liability Company organized under the laws of the state/country of and registered to do business in the State of Ohio under registration number

	☐	Foreign (Non-Ohio) Limited Liability Company organized under the laws of the state/country of and NOT registered to do business in the State of Ohio.

	☐	Domestic (Ohio) Limited Partnership, with registration number

	☐	Foreign (Non-Ohio) Limited Partnership organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

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	☐	Foreign (Non-Ohio) Limited Partnership organized under the laws of the state/country of and NOT registered to do business in the state of Ohio.

	☐	Domestic (Ohio) Partnership having limited liability, with the registration number

	☐	Foreign (Non-Ohio) Partnership having limited liability organized under the laws of the state/country of and registered to do business in the state of Ohio under registration number

	☐	Foreign (Non-Ohio) Non-Profit Incorporation under the laws of the state/county of and licensed to transact business in the state of Ohio under license number

	☐	Foreign (Non-Ohio) Non-Profit Incorporation under the laws of the state/country of and not licensed to transact business in the state of Ohio

	☐	General partnership not registered with the state of Ohio

II.	MERGING ENTITY
The name, charter/license/registration number, type of entity, state/country of Incorporation or organization, respectively, of which is the entities merging out of existence are as follows: (If this is insufficient space to reflect all merging entities, please attach a separate sheet listing the merging entitles)

[ILLEGIBLE]

	Name / charter, license or registration number	State/Country of Organization	Type of Entity

	BRW Hazelet & Erdal of Ohio [Reg# 992645 ]	OH	Corporation

III.	MERGER AGREEMENT ON FILE
The name and mailing address of the person or entity from whom/which eligible persons may obtain a copy of the agreement of merger upon written request:

	URS Corporation - Ohio	100 California Street
	(name)	(street) NOTE: P.O. Box Addresses are NOT acceptable.

	San Francisco	CA	94111
	(city, village or township)	(state)	(zip code)

IV.	EFFECTIVE DATE OF MERGER
This merger is to be effective on: (If a date is specified, the date must be a date on or after the date of filing: the effective date of the merger cannot be earlier than the date of filing, if no date is specified, the date of filing will be the effective date of the merger).

V.	MERGER AUTHORIZED
The laws of the state or country under which each constituent entity exists, permits this merger. This merger was adopted, approved and authorized by each of the constituent entities in compliance with the laws of the state under which it is organised, and the persons signing this certificate on behalf of each of the constituent entities are duly authorized to do so.

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Doc ID —> 200302800208

VI.	STATUTORY AGENT
The name and address of the surviving entity’s statutory agent upon whom any process, notice or demand may be served is:

(name)	(street) NOTE: P.O. Box Addresses are NOT acceptable

, Ohio
(city, village or township)		(zip code)

(This item MUST be completed if the surviving entity is a foreign entity which is not licensed, registered or otherwise authorized to conduct business in the state of Ohio)

VII.	ACCEPTANCE OF AGENT
The undersigned, named herein as the statutory agent for the above referenced surviving entity, hereby acknowledges and accepts the appointment of statutory agent for said entity.

Signature of Agent

(The acceptance of agent must be completed by the surviving entities if through this merger the statutory agent has changed, or the named agent differs in any way from the name currently on record with the Secretary of State.)

VIII.	STATEMENT OF MERGER
Upon filing, or upon such later date as specified herein, the merging entity/entities listed herein shall merge into the listed surviving entity

IX.	AMENDMENTS

The articles of Incorporation, articles of organization, certificate of limited partnership or registration of partnership having limited liability (circle appropriate term) of the surviving domestic entity have been amended.

	☐ Attachments are provided	☒ No Changes

X.	QUALIFICATION OR LICENSURE OF FOREIGN SURVIVING ENTITY

A.	The listed surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability desires to transact business in Ohio as a foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability, and hereby appoints the following as its statutory agent upon whom process, notice or demand against the entity may be served in the state of Ohio. The name and complete address of the statutory agent is:

(name)	(street) NOTE: P.O. Box Addresses are NOT acceptable

, Ohio
(city, village or township)		(zip code)

The subject surviving foreign corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability irrevocably consents to service of process on the statutory agent listed above as long as the authority of the agent continues, and to service of process upon the Secretary of State of Ohio if the agent cannot be found, if the corporation, bank, savings bank, savings and loan, limited liability company, limited partnership, or partnership having limited liability fails to designate another agent when required to do so, or if the foreign corporation’s, bank’s, savings bank’s, savings and loan’s, limited liability company’s, limited partnership’s or partnership having limited liability’s license or registration to do business on Ohio expires or is canceled.

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B.	The qualifying entity also states as follows: (Complete only if applicable)

	1.	Foreign Notice Under Section 1703.031

(If the qualifying entity is a foreign bank, savings bank, or savings and loan, then the following Information must be completed.)

		(a.)	The name of the Foreign Nationally/Federally chartered bank, savings bank, or savings and loan association is

		(b.)	The name(s) of any Trade Name(s) under which the corporation will conduct business:

(c.)	The location of the main office (non-Ohio) shall be:

	(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village)	(county)	(state)	(zip code)

(d.)	The principal office location in the state of Ohio shall be:

	(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

Ohio
(city, township, or village)	(county)	(state)	(zip code)

(Please note, If there will not be an office in the state of Ohio, please list none.)

(e.)	The corporation will exercise the following purpose(s) in the state of Ohio:

(Please provide a brief summary of the business to be conducted; a general clause is not sufficient)

2.	Foreign Qualifying Limited Liability Company

(If the qualifying entity is a foreign limited liability company, the following information must be completed.)

(a.)	The name of the limited liability company in its state of organized/registration is

(b.)	The name under which the limited liability company desires to transact business in Ohio is

(c.)	The limited liability company was organized or registered on under the laws of the state/country of

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551		Last Revision: May 2002

Doc ID —> 200302800208

(d.)	The address to which interested persons may direct requests for copies of the articles of organization, operating agreement, bylaws, or other charter documents of the company is:

	(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

		(city, township, or village)	(state)	(zip code)

3.	Foreign Qualifying Limited Partnership

(If the qualifying entity is a foreign limited partnership, the following information must be completed).

	(a.)	The name of the limited partnership is

	(b.)	The limited partnership was formed on

	(c.)	The address of the office of the limited partnership in its state/country of organization is:

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

	(city, township, or village)	(county)	(state)	(zip code)

(d.)	The limited partnership’s principal office address is:

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village)	(county)	(state)	(zip code)

(e.)	The names and business or residence addresses of the General partners of the partnership are as follows:

Name	Address

(If insufficient space to cover this item, please attach a separate sheet listing the general partners and their respective addresses)

(f.)	The address of the office where a list of the names and business or residence addresses of the limited partners and their respective capital contributions is to be maintained is:

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

(city, township, or village)	(county)	(state)	(zip code)

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Doc ID —> 200302800208

The limited partnership hereby certifies that it shall maintain said records until the registration of the limited partnership in Ohio is canceled or withdrawn.

4.	Foreign Qualifying Partnership Having Limited Liability

	(a.)	The name of the partnership shall be

	(b.)	Please complete the following appropriate section (either item b(1) or b(2)):

(1.) The address of the partnership’s principal office in Ohio is:

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

, Ohio
(city, village or township)		(zip code)

(If the partnership does not have a principal office in Ohio, then items b2 must be completed)

(2.) The address of the partnership’s principal office (Non-Ohio):

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

	(city, township, or village )	(state)	(zip code)

(c.)	The name and address of a statutory agent for service of process in Ohio is as follows:

(name)

(street address)	NOTE: P.O. Box Addresses are NOT acceptable.

, Ohio
	(city, village or township)		(zip code)

(d.)	Please indicate the state or jurisdiction in which the Foreign Limited Liability Partnership has been formed

______________________________________

(e.)	The business which the partnership engages in is:

551		Last Revision: May 2002

Doc ID —> 200302800208

The undersigned constituent entities have caused this certificate of merger to be signed by its duly authorized officers, partners and representatives on the date(s) stated below.

BRW Hazelet & Erdal of Ohio
(Exact name of entity)

By:

Joseph Masters
Its:	Vice President

Date:	January 27, 2003

(Exact name of entity)

By:

Its:

Date:

(Exact name of entity)

By:

Its:

Date:

(Exact name of entity)

By:

Its:

Date:

(Exact name of entity)

By:

Its:

Date:

URS Corporation - Ohio
(Exact name of entity)

By:

Joseph Masters
Its:	Vice President

Date:	January 27, 2003

(Exact name of entity)

By:

Its:

Date:

(Exact name of entity)

By:

Its:

Date:

(Exact name of entity)

By:

Its:

Date:

(Exact name of entity)

By:

Its:

Date:

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551		Last Revision: May 2002

Doc ID —> 200734502920

	Prescribed by:	Expedite this Form: (Select One)
	The Ohio Secretary of State Central Ohio: (614) 466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)	Mail Form to one of the Following:
PO Box 1380 ● Yes Columbus, OH 43216 *** Requires an additional fee of $100 ***
www.sos.state.oh.us e-mail: busserv@sos.state.oh.us		PO Box 1028 ¡ No Columbus, OH 43216

Certificate of Amendment by

Shareholders or Members

(Domestic)

Filing Fee $50.00

(CHECK ONLY ONE (1) BOX)
(1) Domestic for Profit	PLEASE READ INSTRUCTIONS	(2) Domestic Nonprofit
☐ Amended	☒ Amendment	☐ Amended	☐ Amendment
(122-AMAP)	(125-AMDS)	(126-AMAN)	(126-AMD)

Complete the general information in this section for the box checked above.

Name of Corporation	URS CORPORATION - OHIO
Charter Number	184531
Name of Officer	Kristin L. Jones
Title	Secretary

☐ Please check if additional provisions attached.

The above named Ohio corporation, does hereby certify that:

☐ A meeting of the ☐ shareholders ☐ directors (nonprofit amended articles only)

☐ members was duly called and held on
(Date)

at which meeting a quorum was present in person or by proxy, based upon the quorum present, an affirmative vote was cast which entitled them to exercise % as the voting power of the corporation.

☒  In a writing signed by all of the    ☒  shareholders    ☐  directors (non-profit amended articles only)

☐   members who would be entitled to the notice of a meeting or such other proportion not less than a majority as the articles of       regulations or bylaws permit.

Clause applies if amended box is checked.

Resolved, that the following amended articles of incorporations be and the same are hereby adopted to supercede and take the place of the existing articles of incorporation and all amendments thereto.

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Doc ID —> 200734502920

All of the following information must be completed if an amended box is checked. If an amendment box is checked, complete the areas that apply.

FIRST: The name of the corporation is:

SECOND: The place in the State of Ohio where its principal office is located is in the City of:

(city, village or township)	(county)

THIRD: The purposes of the corporation are as follows:

To own, buy, sell and otherwise deal in equipment, materials and machinery of all types and description; to furnish engineering, designing and consulting services; to own, buy, sell, lease and otherwise deal in real estate and to do any and all things necessary and incident to the purposes aforesaid; to engage in any and all other lawful acts or activities for which corporations may be formed under Sections 1701.01 to 1701.98, inclusive, of the Ohio Revised Code.

FOURTH: The number of shared which the corporation is authorized to have outstanding is:
(Does not apply to box (2))

REQUIRED Must be authenticated (signed) by an authorized representative	Authorized Representative	12-6-07 Date

(See Instructions)	Kristin L. Jones, Secretary
(Print Name)

	Authorized Representative	Date

(Print Name)

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